Exhibit 5.1

1271 Avenue of the Americas
New York, New York 10020-1401
Tel: +1.212.906.1200 Fax: +1.212.751.4864
www.lw.com

FIRM / AFFILIATE OFFICES
	Austin	Milan
	Beijing	Munich
	Boston	New York
	Brussels	Orange County
	Century City	Paris
	Chicago	Riyadh
August 5, 2025	Dubai	San Diego
	Düsseldorf	San Francisco
	Frankfurt	Seoul
	Hamburg	Silicon Valley
	Hong Kong	Singapore
Bally’s Chicago, Inc.	Houston	Tel Aviv
100 Westminster Street	London	Tokyo
Providence, RI 02903	Los Angeles	Washington, D.C.
Madrid

Re:	Registration Statement No. 333-283772
2,207 shares of Class A-1 common stock, par value $0.001 per share; 141 shares of Class A-2 common stock, par value $0.001 per share; 165 shares of Class A-3 common stock, par value $0.001 per share; 228 shares of Class A-4 common stock, par value $0.001 per share

To the addressee set forth above:

We have acted as special counsel to Bally’s Chicago, Inc., a Delaware corporation (the “Company”), in connection with the proposed issuance of 2,207 shares of Class A-1 common stock, par value $0.001 per share, 141 shares of Class A-2 common stock, par value $0.001 per share, 165 shares of Class A-3 common stock, par value $0.001 per share, and 228 shares of Class A-4 common stock, par value $0.001 per share, which are being offered by the Company (collectively, the “Shares”). The Shares are included in a registration statement on Form S-1 under the Securities Act of 1933, as amended (the “Act”), initially filed with the Securities and Exchange Commission (the “Commission”) on December 12, 2024 (Registration No. 333-283772, as amended, the “Registration Statement”). The term “Shares” shall include any additional shares of Class A common stock registered by the Company pursuant to Rule 462(b) under the Act in connection with the offering contemplated by the Registration Statement. This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related Prospectus, other than as expressly stated herein with respect to the issue of the Shares.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We are opining herein as to General Corporation Law of the State of Delaware, and we express no opinion with respect to any other laws.

August 5, 2025 Page 2

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof, upon the proper filing of the second amended and restated certificate of incorporation of the Company, substantially in the form most recently filed as an exhibit to the Registration Statement, with the Secretary of State of Delaware and when such Shares shall have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the purchasers and have been issued by the Company against payment therefor (not less than par value) in the circumstances contemplated by the form of subscription agreement most recently filed as an exhibit to the Registration Statement, the issue and sale of the Shares will have been duly authorized by all necessary corporate action of the Company, and the Shares will be validly issued, fully paid and nonassessable. In rendering the foregoing opinion, we have assumed that the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the General Corporation Law of the State of Delaware.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Prospectus under the heading “Legal Matters.” We further consent to the incorporation by reference of this letter and consent into any registration statement filed pursuant to Rule 462(b) with respect to the Shares. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Sincerely,

/s/ Latham & Watkins LLP